Exhibit 5.1

December 20, 2019
3650 REIT Commercial Mortgage Securities LLC
2977 McFarlane Rd., Suite 300
Miami, FL. 33133
 Re:  Commercial Mortgage Pass-Through Certificates
Ladies and Gentlemen:
We have acted as special counsel to 3650 REIT Commercial Mortgage Securities LLC (the “Company”), in connection with the Company’s Registration Statement on Form SF-3 (Registration No. [●]), as amended by the Pre-Effective Amendment No.1 to Registration Statement on Form SF-3 (collectively, the “Registration Statement”) being filed today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”).  The form of prospectus constituting a part of the Registration Statement describes the Commercial Mortgage Pass-Through Certificates (the “Certificates”) to be sold by the Company in one or more series (each, a “Series”) of Certificates.  Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a “Pooling and Servicing Agreement”) among the Company, a master servicer (a “Master Servicer”), a special servicer (a “Special Servicer”), a trustee (a “Trustee”) and, if applicable, such other parties to be identified in the prospectus for such Series.  A form of Pooling and Servicing Agreement will be included as an exhibit to the Registration Statement. Capitalized terms used herein but not defined herein have the respective meanings given them in the Registration Statement.
In rendering the opinions set forth below, we have examined and relied upon the following items as to factual matters only: (1) the Registration Statement, including the form of prospectus constituting a part thereof, in the forms filed with the Commission; (2) the Pooling and Servicing Agreement, in the form filed with the Commission; and (3) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below.  We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this letter, the federal laws of the United States of America.  We express no opinion with respect to any Series of Certificates for which we do not act as counsel to the Depositor.
 Based upon and subject to the foregoing, we are of the opinion that:

1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Company, a Master Servicer, a Special Servicer, a Trustee and any other party thereto, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be validly issued and outstanding, fully paid and non-assessable, and the holders of such Certificates will be entitled to the benefits provided by such Pooling and Servicing Agreement.
2. The description of federal income tax consequences appearing under the heading “Material Federal Income Tax Considerations” in the form of prospectus accurately describes the material federal income tax consequences to holders of Certificates under existing law, subject to the qualifications and assumptions stated therein.  We also hereby confirm and adopt the opinions expressly set forth under such heading, under existing law and subject to the qualifications and assumptions stated therein.
We hereby consent to the filing of this letter as an exhibit to the Registration Statement and, with respect to any Series of Certificates for which we act as counsel to the Company to the reference to Cadwalader, Wickersham & Taft LLP and the discussion of our opinions set forth in this letter under the headings “Material Federal Income Tax Considerations” and “Legal Matters” in the form of prospectus, which is a part of the Registration Statement.  This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.
In addition, we disclaim any obligation to update this letter or communicate with or advise you as to any changes in fact or law, or otherwise.
                                  Very truly yours,
                                  /s/ Cadwalader, Wickersham & Taft LLP